Avis Budget Group Reports Record Net Income and Adjusted EBITDA

PARSIPPANY, N.J., August 3, 2021 - Avis Budget Group, Inc. (NASDAQ: CAR) today announced second quarter 2021 financial results.

We ended the second quarter with revenues up more than three times prior year and 1% above second quarter 2019, at $2.4 billion. Our revenues were driven by increased revenue per day compared to second quarter 2020, which represented the depths of the pandemic. Rental days also increased compared to prior year as demand continues to normalize.

Net income was $398 million and our Adjusted EBITDA was $624 million, increasing more than three times second quarter 2019, making it our best quarterly Adjusted EBITDA in our Company's 75 year history. Additionally, our utilization in the quarter was 71.3% and showed continuous improvement as the quarter progressed ensuring our fleet was well positioned to meet increased levels of demand.

Our liquidity position at the end of the quarter was approximately $1.8 billion with an additional $3.4 billion of fleet funding capacity. We have well-laddered corporate debt and renewed our credit facility in July. We now have no meaningful maturities until 2024.

“This is the best quarter result in our Company's history and a validation of all the hard work our team has put in since the pandemic began.” said Joe Ferraro, Avis Budget Group Chief Executive Officer. “The momentum we saw in the second quarter is expected to continue through the summer and our team will be ready to take advantage of increased demand while maintaining rigorous cost discipline.”

Q2 Highlights

•Total Company revenues were up 212% compared to second quarter 2020 and up 1% compared to 2019.
•Adjusted EBITDA in the Americas was $634 million for second quarter 2021 driven by continued sequential revenue growth and sustained cost discipline.
•Adjusted EBITDA in International was $8 million for second quarter 2021 driven by strong cost mitigating actions to match demand as International recovery continues.
•We issued $800 million asset-backed notes incurring our lowest ever interest at a weighted average rate of 1.73%.

Investor Conference Call

We will host a conference call to discuss second quarter results on August 4, 2021, at 8:30 a.m. (ET). Investors may access the call at ir.avisbudgetgroup.com or by dialing (877) 407-2991 and a replay will available on our website and at (877) 660-6853 using conference code 13721250.

About Avis Budget Group

Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through its Avis and Budget brands, which have more than 10,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world's leading car sharing network with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group is headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our future results, impact from the COVID-19 outbreak, cost-saving actions, the global semiconductor shortage and cash flows are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the severity and duration of the COVID-19 outbreak, which is expected to continue to have a significant impact on our operations, and resulting economic conditions and related restrictions, the high level of competition in the mobility industry, changes in our fleet costs, including as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, our ability to realize our estimated cost savings on a timely basis, or at all, the financial condition of the manufacturers that supply our rental vehicles, including as a result of the global semiconductor shortage, which could affect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, the significant decline in travel demand as a result of COVID-19, including the current and any further disruptions in airline passenger traffic, the absence of an improvement in or any further deterioration in economic conditions generally, particularly during our peak season and/or in key market segments, any occurrence or threat of terrorism, the current and any future pandemic diseases or other natural disasters, any changes to the cost or supply of fuel, risks related to acquisitions or integration of acquired businesses, risks associated with litigation, governmental or regulatory inquiries or investigations, risks related to the security of our information technology systems, disruptions in our communication networks, changes in tax or other regulations, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via asset-backed securities markets, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the covenants contained in the agreements governing our indebtedness, and our ability to accurately estimate our future results and implement our cost savings actions. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Report on Form 10-Q for the three months ended March 31, 2021 and in other filings and furnishings made by the Company with the Securities and Exchange Commission (the "SEC") from time to time. The Company undertakes no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

2

Non-GAAP Financial Measures and Key Metrics

This release includes financial measures such as Adjusted EBITDA, Adjusted net income and Adjusted free cash flow, as well as other financial measures that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained in the financial tables to this release and in Appendix I, including the definitions of these measures and reconciliations to the closest comparable GAAP measures. The Company and its management believe that these non-GAAP measures are useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted free cash flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income (loss) before income taxes, net income (loss) and diluted earnings (loss) per share, respectively. Foreign currency translation effects on the Company’s results are quantified by translating the current period’s non-U.S. dollar-denominated results using the currency exchange rates of the prior period of comparison including any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, are calculated on a per-month basis.

Contact
David Calabria
IR@avisbudget.com
PR@avisbudget.com

# # #
Tables Follow
3

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Income Statement and Other Items
Revenues	$2,371	$760	212%	$3,743	$2,513	49%
Income (loss) before income taxes	486	(609)	180%	236	(874)	127%
Net income (loss)	398	(481)	183%	228	(639)	136%
Earnings (loss) per share - diluted	5.63	(6.91)	181%	3.23	(8.96)	136%

Adjusted Earnings Measures (non-GAAP) (A)
Adjusted EBITDA	624	(382)	263%	671	(469)	243%
Adjusted pretax income (loss)	512	(488)	205%	448	(679)	166%
Adjusted net income (loss)	417	(388)	207%	385	(491)	178%
Adjusted earnings (loss) per share - diluted	5.90	(5.60)	205%	5.45	(6.90)	179%

	As of
	June 30, 2021	December 31, 2020
Balance Sheet Items
Cash and Cash Equivalents	$1,324	$692
Vehicles, net	11,728	8,153
Debt under vehicle programs	10,408	6,857
Corporate debt	4,298	4,210
Stockholders' equity	92	(155)

Segment Results
	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Revenues
Americas	$1,974	$565	249%	$3,054	$1,822	68%
International	397	195	104%	689	691	—%
Corporate and Other	—	—	n/m	—	—	n/m
Total Company	$2,371	$760	212%	$3,743	$2,513	49%

Adjusted EBITDA
Americas	$634	$(233)	372%	$742	$(263)	382%
International	8	(140)	106%	(42)	(180)	77%
Corporate and Other	(18)	(9)	n/m	(29)	(26)	n/m
Total Company	$624	$(382)	263%	$671	$(469)	243%

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$2,371	$760	$3,743	$2,513

Expenses
Operating	1,032	622	1,864	1,680
Vehicle depreciation and lease charges, net	338	374	592	833
Selling, general and administrative	294	132	476	383
Vehicle interest, net	77	87	152	170
Non-vehicle related depreciation and amortization	62	71	130	140
Interest expense related to corporate debt, net:
Interest expense	59	51	120	99
Early extinguishment of debt	—	3	129	7
Restructuring and other related charges	22	28	42	72
Transaction-related costs, net	1	1	2	3
Total expenses	1,885	1,369	3,507	3,387

Income (loss) before income taxes	486	(609)	236	(874)
Provision for (benefit from) income taxes	88	(128)	8	(235)
Net income (loss)	$398	$(481)	$228	$(639)

Earnings (loss) per share - diluted
Basic	$5.69	$(6.91)	$3.26	$(8.96)
Diluted	$5.63	$(6.91)	$3.23	$(8.96)

Weighted average shares outstanding
Basic	69.9	69.6	69.9	71.3
Diluted	70.6	69.6	70.6	71.3

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change

Americas

Rental Days (000’s)	24,910	11,968	108%	42,931	35,425	21%
Revenue per Day, excluding exchange rate effects (A)	$79.08	$47.16	68%	$70.99	$51.42	38%
Average Rental Fleet	377,987	399,083	(5)%	336,310	408,010	(18)%
Vehicle Utilization	72.4%	33.0%	39.4 pps	70.5%	47.7%	22.8 pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$228	$225	1%	$219	$246	(11)%

International

Rental Days (000’s)	8,135	6,024	35%	14,960	17,092	(12)%
Revenue per Day, excluding exchange rate effects (A)	$43.69	$32.46	35%	$41.43	$40.43	2%
Average Rental Fleet	131,416	164,360	(20)%	124,443	178,558	(30)%
Vehicle Utilization	68.0%	40.3%	27.7 pps	66.4%	52.6%	13.8 pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$181	$212	(15)%	$182	$216	(16)%

Total

Rental Days (000’s)	33,045	17,992	84%	57,891	52,517	10%
Revenue per Day, excluding exchange rate effects (A)	$70.37	$42.24	67%	$63.35	$47.84	32%
Average Rental Fleet	509,403	563,443	(10)%	460,753	586,568	(21)%
Vehicle Utilization	71.3%	35.1%	36.2 pps	69.4%	49.2%	20.2 pps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$216	$221	(2)%	$209	$237	(12)%
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.
(A)	The following metrics include changes in currency exchange rates:

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change

Americas

Revenue per Day	$79.26	$47.16	68%	$71.14	$51.42	38%
Per-Unit Fleet Costs per Month	$229	$225	2%	$219	$246	(11)%

International

Revenue per Day	$48.72	$32.46	50%	$46.06	$40.43	14%
Per-Unit Fleet Costs per Month	$200	$212	(6)%	$199	$216	(8)%

Total

Revenue per Day	$71.74	$42.24	70%	$64.66	$47.84	35%
Per-Unit Fleet Costs per Month	$221	$221	0%	$214	$237	(10)%

Table 4 (page 1 of 2)

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Six Months Ended June 30, 2021
Operating Activities
Net cash provided by operating activities	$1,255

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	$(38)
Net cash used in investing activities of vehicle programs	(3,997)
Net cash used in investing activities	$(4,035)

Financing Activities
Net cash used in financing activities exclusive of vehicle programs	$(39)
Net cash provided by financing activities of vehicle programs	3,469
Net cash provided by financing activities	$3,430

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	(4)
Net change in cash and cash equivalents, program and restricted cash	646
Cash and cash equivalents, program and restricted cash, beginning of period (A)	765
Cash and cash equivalents, program and restricted cash, end of period (B)	$1,411

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (C)

Six Months Ended June 30, 2021
Income before income taxes	$236
Add-back of non-vehicle related depreciation and amortization (D)	135
Add-back of debt extinguishment costs	129
Add-back of restructuring and other related costs	42
Add-back of transaction-related costs, net	2
Add-back of COVID-19 charges	18
Add-back of unprecedented personal-injury and other legal matters, net	(11)
Working capital and other	344
Capital expenditures (E)	(52)
Tax payments, net of refunds	(50)
Vehicle programs and related (F)	(26)
Adjusted free cash flow	$767

Acquisition and related payments, net of acquired cash	$(5)
Borrowings, net of debt repayments	(3)
Restructuring and other related payments	(20)
Transaction-related payments	(2)
COVID-19 payments, net	(54)
Unprecedented personal-injury and other legal matter payments, net	(8)
Repurchases of common stock	(22)
Change in program cash	14
Change in restricted cash	2
Foreign exchange effects, financing costs and other	(23)
Net change in cash and cash equivalents, program and restricted cash (per above)	$646

Table 4 (page 2 of 2)
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Six Months Ended June 30, 2021
Net cash provided by operating activities (per above)	$1,255
Investing activities of vehicle programs	(3,997)
Financing activities of vehicle programs	3,469
Capital expenditures	(30)
Proceeds received on sale of assets and nonmarketable equity securities	2
Change in program cash	(14)
Change in restricted cash	(2)
COVID-19 payments, net	54
Restructuring and other related payments	20
Unprecedented personal-injury and other legal matter payments, net	8
Transaction-related payments	2
Adjusted free cash flow (per above)	$767

_______
(A)	Consists of cash and cash equivalents of $692 million, program cash of $72 million and restricted cash of $1 million.
(B)	Consists of cash and cash equivalents of $1.3 billion, program cash of $84 million and restricted cash of $3 million.
(C)	See Appendix I for the definition of Adjusted free cash flow.
(D)	Includes $5 million of cloud computing costs.
(E)	Includes $22 million of cloud computing implementation costs.
(F)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets.

Table 5
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. For each non-GAAP financial measure a reconciliation to the most comparable GAAP financial measure is calculated and presented below with reconciliations of net income (loss), income (loss) before income taxes and diluted earnings (loss) per share to Adjusted EBITDA and our Adjusted earnings measures.

		Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of net income (loss) to Adjusted EBITDA:		2021	2020	2021	2020

	Net income (loss)	$398	$(481)	$228	$(639)
	Provision for (benefit from) income taxes	88	(128)	8	(235)
	Income (loss) before income taxes	486	(609)	236	(874)

	Add certain items:
	Early extinguishment of debt	—	3	129	7
	Restructuring and other related charges	22	28	42	72
	Acquisition-related amortization expense	14	16	32	29
	COVID-19 charges (A)	—	73	18	80
	Transaction-related costs, net	1	1	2	3
	Non-operational charges related to shareholder activist activity (B)	—	—	—	4
	Unprecedented personal-injury and other legal matters, net (C)	(11)	—	(11)	—
	Adjusted pretax income (loss)	512	(488)	448	(679)

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense) (D)	53	55	103	111
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	59	51	120	99
	Adjusted EBITDA	$624	$(382)	$671	$(469)

Reconciliation of net income (loss) to adjusted net income (loss):

	Net income (loss)	398	(481)	228	(639)
	Add certain items, net of tax:
	Early extinguishment of debt	—	3	96	6
	Restructuring and other related charges	16	22	31	55
	Acquisition-related amortization expense	11	12	24	22
	COVID-19 charges	—	55	13	60
	Transaction-related costs, net	—	1	1	2
	Non-operational charges related to shareholder activist activity	—	—	—	3
	Unprecedented personal-injury and other legal matters, net	(8)	—	(8)	—
	Adjusted net income (loss)	$417	$(388)	$385	$(491)

	Earnings (loss) per share - Diluted	$5.63	$(6.91)	$3.23	$(8.96)

	Adjusted diluted earnings (loss) per share	$5.90	$(5.60)	$5.45	$(6.90)

	Shares used to calculate Adjusted diluted earnings (loss) per share	70.6	69.6	70.6	71.3

_______
(A)	The following table presents the unusual, direct and incremental costs due to the COVID-19 pandemic.
		Three Months Ended June 30,		Six Months Ended June 30,
		2021	2020	2021	2020
	Minimum Annual guaranteed rent in excess of concession fees, net	$(3)	$30	$16	$30
	Vehicles damaged in overflow parking lots, net of insurance proceeds	2	28	(4)	33
	Incremental cleaning supplies to sanitize vehicles and facilities, and over flow parking for idle vehicles	—	15	—	17
	Other charges	1	—	6	—
	Operating expenses	$—	$72	$17	$79
	Selling, general and administrative expenses	$—	$1	$1	$1
(B)	Reported within selling, general and administrative expenses in our Consolidated Statements of Operations.
(C)	Reported within operating expenses in our Consolidated Statements of Operations.
(D)	For the three and six months ended June 30, 2021 consists of $3 million within operating expenses and $2 million within selling, general and administrative expenses in our Consolidated Statements of Operations related to cloud computing costs.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS
($ in millions, except as noted)

	Three Months Ended June 30, 2021			Three Months Ended June 30, 2020
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$1,974	$397	$2,371	$565	$195	$760
Currency exchange rate effects	(4)	(41)	(45)	—	—	—
Revenue excluding exchange rate effects	$1,970	$356	$2,326	$565	$195	$760
Rental days (000's)	24,910	8,135	33,045	11,968	6,024	17,992
RPD excluding exchange rate effects (in $'s)	$79.08	$43.69	$70.37	$47.16	$32.46	$42.24

Vehicle Utilization
Rental days (000's)	24,910	8,135	33,045	11,968	6,024	17,992
Average rental fleet	377,987	131,416	509,403	399,083	164,360	563,443
Number of days in period	91	91	91	91	91	91
Available rental days (000's)	34,397	11,959	46,356	36,316	14,957	51,273
Vehicle utilization	72.4%	68.0%	71.3%	33.0%	40.3%	35.1%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$259	$79	$338	$269	$105	$374
Currency exchange rate effects	(1)	(8)	(9)	—	—	—
	$258	$71	$329	$269	$105	$374
Average rental fleet	377,987	131,416	509,403	399,083	164,360	563,443
Per-unit fleet costs (in $'s)	$683	$542	$647	$675	$637	$664
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$228	$181	$216	$225	$212	$221

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$3,054	$689	$3,743	$1,822	$691	$2,513
Currency exchange rate effects	(6)	(69)	(75)	—	—	—
Revenue excluding exchange rate effects	$3,048	$620	$3,668	$1,822	$691	$2,513
Rental days (000's)	42,931	14,960	57,891	35,425	17,092	52,517
RPD excluding exchange rate effects (in $'s)	$70.99	$41.43	$63.35	$51.42	$40.43	$47.84

Vehicle Utilization
Rental days (000's)	42,931	14,960	57,891	35,425	17,092	52,517
Average rental fleet	336,310	124,443	460,753	408,010	178,558	586,568
Number of days in period	181	181	181	182	182	182
Available rental days (000's)	60,872	22,524	83,396	74,258	32,497	106,755
Vehicle utilization	70.5%	66.4%	69.4%	47.7%	52.6%	49.2%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$443	$149	$592	$601	$232	$833
Currency exchange rate effects	(2)	(13)	(15)	—	—	—
	$441	$136	$577	$601	$232	$833
Average rental fleet	336,310	124,443	460,753	408,010	178,558	586,568
Per-unit fleet costs (in $'s)	$1,312	$1,091	$1,252	$1,474	$1,297	$1,420
Number of months in period	6	6	6	6	6	6
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$219	$182	$209	$246	$216	$237

_______
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net, charges for unprecedented personal-injury and other legal matters, net, non-operational charges related to shareholder activist activity, which include third party advisory, legal and other professional service fees, gain on sale of equity method investment in China, COVID-19 charges and income taxes. COVID-19 charges include unusual, direct and incremental costs due to the COVID-19 pandemic such as minimum annual guaranteed rent in excess of concession fees for the period, overflow parking for idle vehicles and related shuttling costs, incremental cleaning supplies to sanitize vehicles and facilities, and losses associated with vehicles damaged in overflow parking lots, net of insurance proceeds. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $16 million and $9 million in second quarter 2021 and 2020, respectively, and totaling $25 million and $13 million in the six months ended ended June 30, 2021 and 2020, respectively.

We believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Earnings Non-GAAP Measures
The accompanying press release and tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We believe that these measures referred to above are useful to investors as supplemental measures in evaluating the aggregate performance of the Company. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and certain other items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted earnings Non-GAAP measures from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges, COVID-19 charges and non-operational charges related to shareholder activist activity. We have revised our definition of Adjusted Free Cash Flow to exclude COVID-19 charges and have not revised prior years' Adjusted Free Cash Flow amounts as there were no other charges similar in nature to these. We believe this change is meaningful to investors as it brings the measurement in line with our other non-GAAP measures. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Adjusted EBITDA Margin
Represents Adjusted EBITDA as a percentage of revenues.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.